Exhibit 99.1

July 10, 2008

C. Douglas Mitchell
c/o Commerce Energy Group, Inc.

600 Anton Blvd., Suite 6000

Costa Mesa, CA 92626

Dear Mr. Mitchell:

This Employment Letter Agreement (the or this “Agreement”) serves to describe the agreement between Commerce Energy Group, Inc. (the “Company”) and C. Douglas Mitchell (the “Employee”) with respect to the Employee’s employment relationship with the Company.

Transition from Interim Chief Financial Officer

Effective as of July 16, 2008 (the “Beginning Date”), the Employee will be employed by the Company to serve as the Company’s Chief Financial Officer, without the “interim” designation.  Subject to the discretion of the Board (or an appropriate Committee thereof), the Employee shall continue to serve as Secretary of the Company, as an executive officer of the Company and be designated as the “principal financial officer” and “principal accounting officer” of the Company.  The Employee will work on a full-time basis and be subject to the supervision, direction and control of, and report directly to, the Company’s Chief Executive Officer.

Compensation

Base Salary:  As an annual base salary (“Base Salary”) for all services rendered pursuant to  this Agreement, Employee shall be paid an initial Base Salary in the gross amount of $275,000, calculated on an annualized basis, less necessary withholdings and authorized deductions, and payable pursuant to the Company’s regular payroll practices at the time.  The parties acknowledge and agree that the initial Base Salary is based upon this Agreement having a minimum term of three months.  Employee’s Salary may be increased from time to time by the Company.  The Salary will be processed through payroll and paid at the same time as other employees.  Salary for any portion of a month will be prorated based upon the number of normal workdays remaining in the month.

Cash Bonus:  Employee shall be eligible to participate in all bonus plans applicable to senior executives of the Company.

Equity:

(a)  Option Grant.  As soon as reasonably practicable in the judgment of the Compensation Committee of the Board of Directors (the “Compensation Committee”), the Company shall grant to the Employee pursuant to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) a non-qualified stock option (the “Mitchell Option”) to purchase 83,333 shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”).  The Mitchell Option shall be immediately vested and fully exercisable on the option grant date, as specified by the Compensation Committee.  The exercise price per share shall be the Fair Market Value (as defined in the 2006 Plan) on the option grant date.  The term of the Mitchell Option shall be six years.

(b)  Restricted Stock.  As soon as reasonably practicable in the judgment of the Compensation Committee, the Company shall grant to the Employee pursuant to the 2006 Plan of 166,667 shares of Common Stock (the “Restricted Shares”).  Such shares shall be subject to forfeiture, and shall vest as follows: (i) 100,000 of the Restricted Shares shall vest on the date of award, as specified by the Compensation Committee; (ii) 33,333 of the Restricted Shares shall vest on the first anniversary of the date of the award; and (iii) 33,334 of the Restricted Shares shall vest on the second anniversary of the date of the award.  Upon a Change in Control, as defined in the 2006 Plan, all Restricted Shares will immediately vest in full. To the extent that the Employee voluntarily resigns during the one year period from the date of this Agreement, the Employee agrees to return to the Company the initially vested 100,000 Restricted Shares, or if he sold such shares, the proceeds of the sale.

Benefits

The Employee will be eligible for any Company employee retirement and/or 401(k) plan and for vacation and holidays consistent with the Company’s policy as it applies to senior management.  The Employee will be exempt from any delay periods otherwise required for vacation and holiday eligibility and will be eligible for four weeks of vacation annually.

In lieu of the Employee participating in the Company-sponsored employee medical insurance benefit, the Employee will remain on his current medical plan.  The Company will reimburse the Employee for amounts paid by the Employee for such medical insurance for him and his family of up to $1,200.00 per month upon presentation of reasonable documentation of premiums and HSA contributions paid by the Employee to Tatum (“Employee Health Benefits”).  In accordance with the U.S. federal tax law, such amount will not be considered reportable W-2 income, but instead non-taxable benefits expense.

The Company will reimburse the Employee for out-of-pocket expenses incurred by the Employee to the same extent that the Company reimburses other senior executives for such expenses.

The Company has indemnified Employee to the fullest extent permitted by the laws of the State of Delaware, as more fully described in the Indemnification Agreement dated as of January 28, 2008.  While employed by the Company, and thereafter to the extent provided to the Company’s other senior executives, the Company shall, at its cost, provide insurance coverage to the Employee at least to the same extent as other executives of the Company with respect to (i) officers and directors liability; (ii) errors and omissions; and (iii) general liability.  The foregoing rights conferred upon the Employee shall not be exclusive of any other right which the Employee may have or hereafter may acquire under any statute, provision of the certificate of incorporation or bylaws of the Company, agreement, vote of stockholders or directors or otherwise.

Termination

The Company may terminate the Employee’s employment without Cause (as defined below) upon at least 30 days’ prior written notice to the Employee, such termination to be effective on the date specified in the notice, provided that such date is no earlier than 30 days from the date of delivery of the notice.  In such event, Employee will be entitled to: (i) payment of all earned by unpaid compensation (including accrued unpaid vacation) through the effective date of termination, payable on or before the termination date; (ii) reimbursement of reasonable, customary, out-of-pocket business expenses incurred on or before the termination date in connection with the performance of the Employee’s duties under this Agreement and in accordance with the Company’s policies and procedures; (iii) reimbursement of Employee Health Benefits incurred on or before the termination date; (iv) reimbursement of amounts paid by the Employee for medical insurance for him and his family of up to $1,200.00 per month upon presentation of reasonable documentation for twelve (12) months from the termination date; (v) payment of the equivalent of the Base Salary the Employee would have earned over the next twelve (12) months following the termination date (less necessary withholdings and authorized deductions) at his then current Base Salary rate, payable in equal monthly installments over the twelve (12) months following the termination date (the “Severance Period”), subject to the provisions below under the heading “Taxes”; and (vi) the number of outstanding unvested stock options and restricted shares granted to Employee pursuant to this Agreement that would have vested in each month over the twelve (12) month period after the termination date shall vest in each such month. The Employee shall not receive the payments and benefits set forth in clauses (iv) through (vi) above unless Employee executes the separation agreement and general release attached hereto as Exhibit A, and the same becomes effective pursuant to its terms.  If the Employee accepts other employment within the Severance Period, the Company’s obligation under clause (iv) above will be extinguished as of the date the Employee becomes covered under the group health plan of the Employee’s new employer or the Employee’s new employer commences reimbursement of amounts paid by the Employee for medical insurance.

The Employee may voluntarily terminate his employment for any reason upon at least 30 days’ prior written notice to the Company, such termination to be effective on the date 30 days following the date of the notice.  The Employee will continue to render services and to be paid during such 30-day period, regardless of who gives such notice, however, if the Company shall terminate the Employee’s employment without cause, the Company may elect to relieve the Employee of all of his duties and place him on paid terminal leave during such 30 day period.

The Employee may terminate this Agreement immediately if the Company (i) has not remained current in its obligations under this Agreement or the Services Agreement between the Company and Tatum dated July 10, 2008 (the “Tatum Services Agreement”) or (ii) engaged in or asks the Employee to engage in or to ignore any illegal or unethical conduct.

The Company may terminate the Employee’s employment at any time and without prior notice, written or otherwise, for Cause.  “Cause” shall mean any of the following conduct by the Employee: (i) material breach of this Agreement, or of a Company policy or of a law, rule or regulation applicable to the Company or its operations; (ii) demonstrated and material neglect of duties, or failure or refusal to perform the material duties of his position, or the failure to follow the reasonable and lawful instructions of the Company’s Board of Directors (the “Board”) of Chief Executive Officer; (iii) gross misconduct or dishonesty, self-dealing, fraud or similar conduct that the Board reasonably determines has caused, is causing or reasonably is likely to cause harm to the Company; or (iv) conviction of or plea of guilty or nolo contendere to any crime other than a traffic offense that is not punishable by a sentence of incarceration.  Termination pursuant to clause (ii) above shall be effective only if such failure continues after the Employee has been given written notice thereof and fifteen (15) business days thereafter in which to present his position to the Board or to cure the same, unless the Board reasonably determines that the reason(s) for termination are not capable of being cured.

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If the Employee becomes unable, due to physical or mental illness or injury, to perform the essential duties of his position (“disability”), the Company has the right to terminate the Employee’s employment on fifteen (15) days written notice.  For purposes of this Agreement, disability will be defined by the applicable policy of disability insurance or, in the absence of such insurance, by the Company’s Board of Directors acting in good faith.

The Employee’s employment pursuant to this Agreement shall be immediately terminated without notice by the Company upon the death of the Employee.

Taxes

The Company may withhold from any compensation and benefits payable under this Agreement all federal, state, city and other taxes or amounts as shall be determined by the Company to be required to be withheld pursuant to applicable laws, or governmental regulations or rulings.  The Employee shall be solely responsible for the satisfaction of any taxes (including employment taxes imposed on employees and penalty taxes on nonqualified deferred compensation).

If any amounts that become due under this Agreement on account of the Employee’s termination of employment constitute “nonqualified deferred compensation” within the meaning of Code section 409A (“Section 409A”), payment of such amounts shall not commence until the Employee experiences a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).  If, at the time of the Employee’s separation from service, the Employee is a “specified employee” (under Section 409A), any such amounts will not be paid until after the first business day of the seventh (7th) month after the Employee’s separation from service (the “409A Suspension Period”).  Within fourteen (14) calendar days after the end of the 409A Suspension Period, the Employee shall be paid a lump sum payment in cash equal to any payments delayed because of the preceding sentence, together with interest on them for the period of delay at a rate equal to the average prime interest rate published in the Wall Street Journal on any day chosen by the Company during that period.  Thereafter, the Employee shall receive any remaining benefits as if there had not been an earlier delay.

This Agreement is intended to comply with or be exempt from Section 409A, and the Company shall have complete discretion to interpret and construe this Agreement and any associated documents in any manner that establishes an exemption from (or otherwise conforms them to) the requirements of Section 409A.  To the extent that any regulations or other guidance issued under Section 409A (after application of the previous sentence) would result in the Employee being subject to the payment of interest or any additional tax under Section 409A, the parties agree, to the extent reasonably possible, to amend this Agreement in order to avoid the imposition of any such interest or additional tax under Section 409A, which such amendment shall have the minimum economic effect necessary and be reasonably determined in good faith by the Employee and the Company, provided it does not increase the overall expense to the Company in providing the benefits.

Acknowledgement of Interest in Tatum, LLC

The Company acknowledges and agrees that the Employee is and will remain a member of, and has and will retain an interest in, Tatum, LLC (“Tatum”), which will benefit the Company in that the Employee will have access to certain Tatum resources pursuant to that certain Tatum Services Agreement, dated July 10, 2008, between the Company and Tatum (the “Services Agreement”).  The prior interim services agreement by and between Tatum and the Company dated January 14, 2008 relating to the Employee is will be terminated as of July 16, 2008 and shall have no further force and effect, except to the extent that the terms are intended to survive the termination of such prior agreement.

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Miscellaneous

This Agreement, together with the Services Agreement, constitutes the entire agreement between the parties with regard to the subject matter hereof and supersede any and all agreements, whether oral or written, between the parties with respect to its subject matter.  No amendment or modification to this Agreement will be valid unless in writing and signed by both parties.

If any portion of this Agreement is found to be invalid or unenforceable, such provision will be deemed severable from the remainder of this Agreement and will not cause the invalidity or unenforceability of the remainder of this Agreement, except to the extent that the severed provision deprives either party of a substantial portion of its bargain.

Neither the Company nor the Employee will be deemed to have waived any rights or remedies accruing under this Agreement unless such waiver is in writing and signed by the party electing to waive the right or remedy.  The waiver by any party of a breach or violation of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

This Agreement will be governed by and construed in all respects in accordance with the laws of the State of California, without giving effect to conflicts-of-laws principles.

The provisions in this Agreement concerning director’s and officer’s insurance, indemnity, and any payment or compensation obligations (including payment of salary and bonuses) will survive any termination or expiration of this Agreement.

Please sign below and return a signed copy of this Agreement to indicate your agreement with its terms and conditions.

Sincerely yours,

COMMERCE ENERGY GROUP, INC.

By:	/s/ GREGORY L. CRAIG
Name: Gregory L. Craig
Title: Chairman and Chief Executive Officer

Acknowledged and agreed by:

EMPLOYEE:

Signature:	/s/ C. DOUGLAS MITCHELL
Print Name: C. Douglas Mitchell
Date: July 10, 2008

Exhibit A

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”) is hereby entered into by and between C. Douglas Mitchell, an individual (“Executive”), and Commerce Energy Group, Inc., a Delaware corporation, on behalf of itself and all of its subsidiaries (collectively, the “Company”).

Recitals

A.                                   Executive has been employed by the Company pursuant to a letter agreement by and between the Company and Executive effective as of July 16, 2008 (the “Employment Agreement”), and currently is serving as [specify position held at time of termination];

B.                                     Executive also has served as a director of [specify director positions held at the time of termination];

C.                                     Executive’s employment [and service as a director] with the Company and any of its parents, direct or indirect subsidiaries, affiliates, divisions, or related entities (collectively referred to herein as the “Company and its Related Entities”) will be ended on the terms and conditions set forth in this Agreement.

Agreement

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Effective Date. Except as otherwise provided herein, this Agreement shall be effective on the eighth day after it has been executed by both of the parties (the “Effective Date”).

2.                                      End of Employment [/End of Service as a Director]. Executive’s employment with the Company and its Related Entities has ended or will end, effective as of                        Pacific Time, on                                    (the “Termination Date”). Executive’s service as a director of [specify director positions held at the time of termination] has ended or will end, effective as of the Termination Date.

3.                                      Continuation of Benefits After the Termination Date. Except as expressly provided in this Agreement or in the plan documents governing the Company’s employee benefit plans, after the Termination Date, Executive will no longer be eligible for, receive, accrue, or participate in any other benefits or benefit plans provided by the Company and its Related Entities, including, without limitation, medical, dental and life insurance benefits, and the Company’s 401(k) retirement plan; provided, however, that nothing in this Agreement shall waive Executive’s right to any vested benefits, including vested amounts in the Company’s 401(k) retirement plan, which amounts shall be handled as provided in the plan.

4.                                      Payments Upon Termination.  Executive will be entitled to receive payment of the following:  (i) all earned but unpaid compensation (including accrued unpaid vacation) through the effective date of termination, payable on or before the termination date; (ii) reimbursement, made in accordance with the Employment Agreement, of any monies advanced or incurred by Executive in connection with his employment for reasonable and necessary Company-related expenses incurred on or before the Termination Date; and (iii) reimbursements for amounts paid by Executive for medical insurance for him and his family of up to $1,200 per month upon presentation of reasonable documentation (“Health Benefits”) incurred on or before the Termination Date.  The provisions of this Agreement shall not waive or terminate any rights to compensation or vested benefits as required by law, or to indemnification Executive may have under the Company’s Certificate of Incorporation, Bylaws or separate indemnification agreement, each as amended and/or restated, as applicable.

5.                                      Medical Insurance.  Subject to Section 8(b) herein, Executive will be entitled to receive continued Health Benefits for twelve (12) months following the Termination Date.

6.                                      Severance Payment.  In return for Executive’s promises in this Agreement, the Company will provide Executive with a severance payment of an amount equal to the Base Salary Executive would have earned over the next twelve (12) months (less necessary withholdings and authorized deductions) at his then current Base Salary rate (the “Severance Payment”), payable in equal monthly installments over the twelve (12) months following the Termination Date (the “Severance Period”), subject to   Section 23 below.

7.                                      Accelerated Vesting.  The number of outstanding unvested shares of restricted stock granted to Executive pursuant to the Employment Agreement that would have vested in each month over the twelve (12) month period after the Termination Date will vest in each such month.

8.                                      Effect of Revocation or Subsequent Employment.

(a)                                  If Executive properly revokes this Agreement in accordance with Section 15 below, Executive shall not be entitled to receive the payments and benefits under Sections 5, 6 and 7 above.

(b)                                 The Company’s obligation to reimburse premiums for medical insurance coverage will be extinguished as of the date Executive’s coverage begins under the group health plan of any new employer or Executive’s new employer commences reimbursement of amounts paid by Executive for medical insurance.    If Executive accepts employment prohibited by Section 19, below, the Company’s obligation to reimburse premiums for medical insurance will be immediately extinguished, and the other remedies specified in Section 19, below, shall apply.

9.                                      Acknowledgement of Total Compensation and Indebtedness. Executive acknowledges and agrees that the cash payments and stock acceleration under Sections 4, 5, 6 and 7 of this Agreement extinguish any and all obligations for monies, or other compensation or benefits that Executive claims or could claim to have earned or claims or could claim is owed to him as a result of his employment by the Company and its Related Entities through the Termination Date, under the Employment Agreement or otherwise.  Notwithstanding the foregoing, the parties acknowledge and agree that the provisions of this Section 9 shall not terminate any rights Executive has under Section 3 or to other payments Executive may have, and to any indemnification Executive may have under the Company’s Certificate of Incorporation, Bylaws or separate indemnification agreement, each as amended and/or restated, as applicable.

10.                               Status of Related Agreements and Future Employment.

(a)                                  Agreements Between Executive and the Company. [Agreements to be scheduled at time].

(b)                                 Employment Agreement; Services Agreement. The parties agree that each of the Employment Agreement and the Services Agreement between the Company and Tatum, LLC dated July 10, 2008 (the “Tatum Services Agreement”) shall be terminated as of the Termination Date. Notwithstanding the termination of the Employment Agreement and the Tatum Services Agreement, the parties hereto acknowledge that certain rights and obligations set forth in each of the Employment Agreement and the Tatum Services Agreement extend beyond the Termination Date.

11.                               Release by Executive.

(a)                                  Except for any obligations or covenants of the Company pursuant to this Agreement and as otherwise expressly provided in this Agreement, Executive, for himself and his heirs, executors, administrators, assigns, successors and agents (collectively, the “Executive’s Affiliates”) hereby fully and without limitation releases and forever discharges the Company and its Related Entities, and each of their respective agents, representatives, shareholders, owners, officers, directors, employees, consultants, attorneys, auditors, accountants, investigators, affiliates, successors and assigns (collectively, the “Company Releasees”), both individually and collectively, from any and all waivable rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent, which Executive or any of Executive’s Affiliates has or may have or may claim to have against the Company Releasees by reason of any matter, cause, or thing whatsoever, from the beginning of time to the Effective Date (“Claims”), arising out of, based upon, or relating to his employment or the termination of his employment with the Company and its Related Entities and/or his service as an officer of any of the Company Releasees, any agreement or compensation arrangement between Executive and any of the Company Releasees, to the maximum extent permitted by law.

(b)                                 Executive specifically and expressly releases any Claims arising out of or based on: the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the National Labor Relations Act and the Equal Pay Act, as the same may be amended from time to time; the California common law on fraud, misrepresentation, negligence, defamation, infliction of emotional distress or other tort, breach of contract or covenant, violation of public policy or wrongful termination; state or federal wage and hour laws, and other provisions of the California Labor Code, to the extent these may be released herein as a matter of law; or any other state or federal law, rule, or regulation dealing with the employment relationship, except those claims which may not be released herein as a matter of law.

(c)                                  Nothing contained in this Section 11 or any other provision of this Agreement shall release or waive any right that Executive has to indemnification and/or reimbursement of expenses by the Company and its Related Entities with respect to which Executive may be eligible as provided in California Labor Code section 2802, the Company’s and its Related Entities’ Certificates of Incorporation, Bylaws and any applicable directors and officers, errors & omissions, umbrella or general liability insurance policies, any indemnification agreements, including the Employment Agreement; or any other applicable source, nor prevent Executive from cooperating in an investigation of the Company by the Equal Employment Opportunity Commission (“EEOC”).

12.                               Waiver of Civil Code Section 1542.

(a)                                  Executive understands and agrees that the release provided herein extends to all Claims released above whether known or unknown, suspected or unsuspected, which may be released as a matter of law. Executive expressly waives and relinquishes any and all rights he may have under California Civil Code section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(b)                                 Executive expressly waives and releases any rights and benefits which he has or may have under any similar law or rule of any other jurisdiction. It is the intention of each party through this Agreement to fully, finally and forever settle and release the Claims as set forth above. In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery of any additional Claims or facts relating thereto.

13.                               Release of Federal Age Discrimination Claims by Executive. Executive hereby knowingly and voluntarily waives and releases all rights and claims, known or unknown, arising under the Age Discrimination In Employment Act of 1967, as amended, which he might otherwise have had against the Company or any of the Company Releasees regarding any actions which occurred prior to the date that Executive signed this Agreement, except that Executive is not prevented from cooperating in an investigation by the EEOC or from filing an EEOC charge other than for personal relief.

14.                               Release by Company and its Related Entities.  The Company and its Related Entities hereby release and forever discharge Executive, from any and all waivable actions, causes of action, covenants, contracts, claims and demands of whatever character, nature and kind, whether known or unknown, which the Company and its Related Entities ever had, now have, or any of them hereafter can, shall or may have by reason of Executive’s employment and/or his service as a director and/or officer of the Company and/or its Related Entities; provided, however, that this general release shall not apply, or be deemed or construed to apply, to (a) any of Executive’s continuing obligations pursuant to the Employment Agreement, or (b) any criminal conduct or acts or omissions constituting willful misconduct or gross negligence by Executive.

15.                               Review and Revocation Rights. Executive hereby is advised of the following:

(a)                                  Executive has the right to consult with an attorney before signing this Agreement and is encouraged by the Company to do so;

(b)                                 Executive has twenty-one (21) days from his receipt of this Agreement to consider it; and

(c)                                  Executive has seven (7) days after signing this Agreement to revoke this Agreement, and this Agreement will not be effective until that revocation period has expired without revocation. Executive agrees that in order to exercise his right to revoke this Agreement within such seven (7) day period, he must do so in a signed writing delivered to the Company’s Chief Financial Officer before the close of business on the seventh calendar day after he signs this Agreement.

16.                               Confidentiality of Agreement. After the execution of this Agreement by Executive, neither Executive, his attorney, nor any person acting by, through, under or in concert with them, shall disclose any of the terms of or amount paid under this Agreement (other than to state that the Company has filed this Agreement and/or agreements related thereto as public documents) or the negotiation thereof to any individual or entity; provided, however, that the foregoing shall not prevent such disclosures by Executive to his attorney, tax advisors and/or immediate family members, or as may be required by law.

17.                               No Filings. Executive represents that he has not filed any waivable lawsuits, claims, charges or complaints, which are pending as of the date hereof, against the Company Releasees with any local, state or federal agency or court from the beginning of time to the date of execution of this Agreement and that, if any such agency or court ever assumes jurisdiction over any such lawsuit, claim, charge or complaint and/or purports to bring any legal proceeding, in whole or in part, on behalf of Executive based upon events occurring prior to the execution of this Agreement, Executive will request such agency or court to withdraw from and/or to dismiss the lawsuit, claim, charge or complaint with prejudice.

18.                               Confidential and Proprietary Information. Executive acknowledges that certain information, observations and data obtained by him during the course of or related to his employment with the Company and its Related Entities (including, without limitation, projection programs, business plans, business matrix programs (i.e., measurement of business), strategic financial projections, certain financial information, shareholder information, product design information, marketing plans or proposals, personnel information, customer lists and other customer information) are the sole property of the Company and its Related Entities and constitute Proprietary Information.  For this purpose, “Proprietary Information” is defined as confidential and proprietary information, including but not limited to information or plans concerning the Company’s customer relationships; personnel; sales, marketing and financial operations and methods; trade secrets, formulae, devices; secret inventions; processes; and other compilations of information, records, and specifications.  Executive represents and warrants that he has returned all files, customer lists, financial information and other property of the Company and its Related Entities that were in Executive’s possession or control without retaining copies thereof.  Executive further represents and warrants that he does not have in his possession or control any files, customer lists, financial information or other property of the Company and its Related Entities.  Executive agrees that he will not disclose to any person or use any such information, observations or data without the written consent of the Chief Executive Officer or Board of Directors of the Company.  If Executive is served with a deposition subpoena or other legal process calling for the disclosure of such information, or if he is contacted by any third person requesting such information, he will notify the Company’s Chief Executive Officer as soon as is reasonably practicable after receiving notice and will reasonably cooperate with the Company and its Related Entities in minimizing the disclosure thereof; provided, that nothing in this Agreement will affect Executive’s obligations to testify truthfully in response to any subpoena or other legally required discovery proceeding.

19.                               Prohibited Activities.

(a)                                  Non-Solicitation of Customers.  Executive recognizes that by virtue of his employment with the Company, he was introduced to and involved in the solicitation and servicing of existing customers of the Company and new customers obtained by the Company during his employment.  Executive understands and agrees that all efforts expended in soliciting and servicing such customers were for the benefit of the Company.  Executive also recognizes the legitimate interest of the Company in protecting, for a reasonable period of time after the end of his employment with the Company, the customers of the Company.  Accordingly, Executive agrees that, for a period beginning on the Effective Date and ending twelve (12) months thereafter, Executive shall not, directly or indirectly, without the prior written consent of the Chief Executive Officer of the Company, market, offer, sell or otherwise furnish any products or services substantially similar to those offered by the Company to any customer of the Company.

(b)                                 Non-Solicitation of Employees.  Executive recognizes the substantial expenditure of time and effort which the Company devotes to the recruitment, hiring, orientation, training and retention of its employees.  Accordingly, Executive agrees that, for a period beginning on the Effective Date and ending twenty-four (24) months thereafter, he shall not, directly or indirectly, for himself or on behalf of any other person or entity, solicit, offer employment to, hire or otherwise retain the services of any employee of the Company.  For purposes of the foregoing, “employee of the Company” shall include any person who was an employee of the Company at any time within six (6) months prior to the prohibited conduct.

(c)                                  Non-Competition. Executive agrees that during the term of the Severance Period, he will not, without the Company’s prior written consent, directly or indirectly, be employed by, be connected with, lend his name to or have an interest of any kind in, whether as an employee, consultant, officer, director, partner, stockholder, joint venturer, or otherwise, any person or entity owning, managing, controlling, operating, or otherwise participating or assisting in a Restricted Business.  For purposes of this Agreement, Restricted Business is defined as electric retail aggregation.  Executive’s agreement not to engage in any Restricted Business during the Severance Period covers any county (or comparable governmental unit) of any state in which the Company is conducting or specifically planning to conduct business or producing, marketing, distributing or selling any of its products or services; provided, however, that the foregoing is not intended to prevent Executive from being a stockholder of less than one percent of the issued and outstanding securities of a corporation which has a class of securities publicly traded on an exchange or in the over-the-counter market.

(d)           Scope of Restrictions. Executive agrees that the restrictions in Sections 19 (a), (b) and (c), above, are reasonable and necessary to protect the Company’s trade secrets and that they do not foreclose Executive from working in the electric or gas aggregation industry generally or for any employer outside of the United States, but only from working for a Restricted Business.  To the extent that any of the provisions in this Section 19 are held to be overly broad or otherwise unenforceable at the time enforcement is sought, Executive agrees that the provision shall be reformed and enforced to the greatest extent permissible by law.  Executive further agrees that if any portion of this Section 19 is held to be unenforceable, that the remaining provisions of it shall be enforced as written.

20.          Remedies. Executive acknowledges that any misuse of trade secret or Proprietary Information belonging to the Company and its Related Entities and any violation of Sections 16, 18 and 19 of this Agreement, will result in irreparable harm to the Company and its Related Entities, and therefore, the Company and its Related Entities shall, in addition to any other remedies, be entitled to immediate injunctive relief. In the event of a breach of any provision of this Agreement by Executive, including Sections 16, 18 and 19, Executive shall forfeit, and the Company and its Related Entities may cease paying, any unpaid installments of the Severance Payment and providing any further medical insurance benefits under Sections 5 and 6, above.

21.          Cooperation Clause.

(a)           To facilitate the orderly conduct of the Company and its Related Entities’ businesses, for the Severance Period, Executive agrees to cooperate, at no charge, with the Company and its Related Entities’ reasonable requests for information or assistance related to the time of his employment.

(b)           For the Severance Period, Executive agrees to cooperate, at no charge, with the Company’s and its Related Entities’ and its or their counsel’s reasonable requests for information or assistance related to (i) any investigations (including internal investigations) and audits of the Company’s and its Related Entities’ management’s current and past conduct and business and accounting practices and (ii) the Company’s and its Related Entities’ defense of, or other participation in, any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which Executive was employed by the Company and its Related Entities.   The Company will promptly reimburse Executive for his reasonable, customary and documented out-of-pocket business expenses in connection with the performance of his duties under this Section 21.  Except as required by law or authorized in advance by the Board of Directors of the Company, Executive will not communicate, directly or indirectly, with any third party other than Executive’s legal counsel, including any person or representative of any group of people or entity who is suing or has indicated that a legal action against the Company and its Related Entities or any of their directors or officers is being contemplated, concerning the management or governance of the Company and its Related Entities, the operations of the Company and its Related Entities, the legal positions taken by the Company and its

Related Entities, or the financial status of the Company and its Related Entities. If asked about any such individuals or matters, Executive shall say: “I have no comment,” and shall direct the inquirer to the Company. Executive acknowledges that any violation of this Section 21 will result in irreparable harm to the Company and its Related Entities and will give rise to an immediate action by the Company and its Related Entities for injunctive relief.

22.          No Future Employment. Executive understands that his employment with the Company and its Related Entities will irrevocably end as of the Termination Date and will not be resumed at any time in the future. Executive agrees that he will not apply for, seek or accept employment by the Company and its Related Entities at any time, unless invited to do so by the Company and its Related Entities.

23.          Tax Issues.  The parties agree that the payments and benefits provided under this Agreement, and all other contracts, arrangements or programs that apply to him, shall be subject to the Section entitled “Taxes” in the Employment Agreement.

24.          Non-disparagement.  Executive agrees not to criticize, denigrate, or otherwise disparage the Company and its Related Entities, or any of their directors, officers, products, processes, experiments, policies, practices, standards of business conduct, or areas or techniques of research.  The Company agrees not to authorize or condone denigrating or disparaging statements about Executive to any third party, including by press release or other formally released announcement.  Factually accurate statements in legal or public filings shall not violate this provision.  In addition, nothing in this Section 24 shall prohibit Executive or the Company or the Board, or any of their employees or members from complying with any lawful subpoena or court order or taking any other actions affirmatively authorized by law.

25.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

26.          Dispute Resolution. The parties hereby agree that all disputes, claims or controversies arising from or otherwise in connection with this Agreement (except for injunctive relief sought by either party) between them and between Executive and any of the Company’s affiliated entities and the successor of all such entities, and any director, shareholder or employee of the Company will be resolved as follows:

(a)           Prior to initiating any other proceeding, the complaining party will provide the other party with a written statement of the claim identifying any supporting witnesses or documents and the requested relief.  The responding party shall within forty-five (45) days furnish a statement of the relief, if any, that it is willing to provide, and identify supporting witnesses or documents.

(b)           If the matter is not resolved by the exchange of statements of claim and statements of response as provided herein, the parties shall submit the dispute to non-binding mediation, the cost of the mediator to be paid by the Company, before a mediator and/or service to be jointly selected by the parties.  Each party will bear his or its own witness fees.

(c)           If the parties cannot agree on a mediator and/or if the matter is not otherwise resolved by mediation, any controversy or claim between Executive and the Company and any of its current or former directors, officers and employees, including any arising out of or relating to this Agreement or breach thereof, shall be settled by final and binding arbitration in the county in which Executive last worked, or elsewhere as mutually agreed by the parties, by a single arbitrator pursuant to the Employment Dispute Rules of Judicial Arbitration and Mediation Services, Inc., unless the parties to the dispute agree to another arbitration service or independent arbitrator.  The parties may conduct discovery to the extent permitted in a court of law; the arbitrator will render an award together with a written opinion indicating the bases for such opinion; and the arbitrator will have full authority to award all remedies that would be available in court.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The Company will pay the arbitrator’s fees and any administrative charges of the arbitration service, except that if Executive initiates the claim, he will pay a portion of the administrative charges equal to the amount he would have paid to initiate the claim in a court of general jurisdiction.

(d)           EXECUTIVE AND THE COMPANY AGREE THAT THIS ARBITRATION PROCEDURE WILL BE THE EXCLUSIVE MEANS OF REDRESS FOR ANY DISPUTES RELATING TO OR ARISING FROM EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR TERMINATION THEREFROM, INCLUDING DISPUTES OVER UNPAID WAGES, BREACH OF CONTRACT OR TORT, VIOLATION OF PUBLIC POLICY, RIGHTS PROVIDED BY FEDERAL, STATE OR LOCAL STATUTES, REGULATIONS, ORDINANCES, AND COMMON LAW, LAWS THAT PROHIBIT DISCRIMINATION BASED ON ANY PROTECTED CLASSIFICATION, AND ANY OTHER STATUTES OR LAWS RELATING TO AN EXECUTIVE’S RELATIONSHIP WITH THE COMPANY.  THE FOREGOING NOTWITHSTANDING, CLAIMS FOR WORKERS’ COMPENSATION BENEFITS OR UNEMPLOYMENT INSURANCE, OR ANY OTHER CLAIMS WHERE MANDATORY ARBITRATION IS PROHIBITED BY LAW, ARE NOT COVERED BY THIS ARBITRATION PROVISION.  THE PARTIES EXPRESSLY WAIVE THE RIGHT TO A JURY TRIAL, AND AGREE THAT THE ARBITRATOR’S AWARD SHALL BE FINAL AND BINDING ON BOTH PARTIES.  THIS ARBITRATION PROVISION IS TO BE CONSTRUED AS BROADLY AS IS PERMISSIBLE UNDER APPLICABLE LAW.

27.          Attorneys’ Fees. Except as otherwise provided herein, in any action, litigation or proceeding between the parties arising out of or in relation to this Agreement, including any purported breach of this Agreement, the prevailing party shall be entitled to an award of its costs and expenses, including reasonable attorneys’ fees.

28.          Non-Admission of Liability. The parties understand and agree that neither the payment of any sum of money nor the execution of this Agreement by the parties will constitute or be construed as an admission of any wrongdoing or liability whatsoever by any party.

29.          Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.

30.          Entire Agreement. This Agreement represents the sole and entire agreement among the parties and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions among the parties with respect to the subject matters contained herein.

31.          Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

32.          Amendment. This Agreement may be modified or amended only if such modification or amendment is agreed to in writing and signed by duly authorized representatives of the parties hereto, which writing expressly states the intent of the parties to modify this Agreement.

33.          Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original as against any party that has signed it, but both of which together will constitute one and the same instrument.

34.          Assignment. This Agreement inures to the benefit of and is binding upon the Company and its successors and assigns, but Executive’s rights under this Agreement are not assignable, except to his estate.

35.          Notice. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered or delivered by overnight courier; (b) if sent by telecopy or facsimile (except for legal process); or (c) if mailed by overnight or by first class, United States certified or registered mail, postage prepaid, return receipt requested, and properly addressed as follows:

If to the Company:	Commerce Energy Group, Inc.
600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626
Attn: Senior Vice President, General Counsel
Fax No. (714) 481-6601

If to Executive:	Mr. C. Douglas Mitchell

Fax No:

Such addresses may be changed, from time to time, by means of a notice given in the manner provided above. Notice will conclusively be deemed to have been given when personally delivered (including, but not limited to, by messenger or courier); or if given by mail, on the third business day after being sent by first class, United States certified or registered mail; or if given by Federal Express or other similar overnight service, on the date of delivery; or if given by telecopy or facsimile machine during normal business hours on a business day, when confirmation of transmission is indicated by the sender’s machine; or if given by telecopy or facsimile machine at any time other than during normal business hours on a business day, the first business day following when confirmation of transmission is indicated by the sender’s machine. Unless otherwise agreed, notices, requests, demands and other communications delivered to legal counsel of any party hereto, whether or not such counsel shall consist of in-house or outside counsel, shall not constitute duly given notice to any party hereto.

36.          Miscellaneous Provisions.

(a)           The parties represent that they have read this Agreement and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Agreement; that they have executed this Agreement without coercion or duress of any kind; and that they understand any rights that they have or may have, and they are signing this Agreement with full knowledge of any such rights.

(b)           Both parties have participated in the drafting of this Agreement with the assistance of counsel to the extent they desired. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have been used in the plural, and vice versa, and each gender must include any other gender. The captions of the Sections of this Agreement are for convenience only and must not affect the construction or interpretation of any of the provision herein.

(c)           Each provision of this Agreement to be performed by a party hereto is both a covenant and condition, and is a material consideration for the other party’s performance hereunder, and any breach thereof by the party will be a material default hereunder. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement are cumulative and no one of them is exclusive of any other. Time is of the essence in the performance of this Agreement.

(d)           Each party acknowledges that no representation, statement or promise made by any other party, or by the agent or attorney of any other party, except for those in this Agreement, has been relied on by him or it in entering into this Agreement.

(e)           Each party understands that the facts with respect to which this Agreement is entered into may be materially different from those the parties now believe to be true. Except in the case where the existence of any additional or different facts constitutes the breach of a representation or warranty, each party accepts and assumes this risk and agrees that this Agreement and the releases in it shall remain in full force and effect, and legally binding, notwithstanding the discovery or existence of any additional or different facts, or of any claims with respect to those facts.

(f)            Unless expressly set forth otherwise, all references herein to a “day” are deemed to be a reference to a calendar day. All references to “business day” mean any day of the year other than a Saturday, Sunday or a public or bank holiday in Orange County, California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to any other document.

(g)           Each party to this Agreement will cooperate fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

[SIGNATURE PAGE FOLLOWS]

EACH OF THE PARTIES ACKNOWLEDGES THAT HE/IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT, AND THAT IT INCLUDES A WAIVER OF THE RIGHT TO A TRIAL BY JURY, AND, WITH RESPECT TO EXECUTIVE, HE UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

EXECUTIVE:
C. Douglas Mitchell

COMPANY:	COMMERCE ENERGY GROUP, INC.

By:
Name:
Title: